Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, appharvestIR@appharvest.com

AppHarvest unanimously appoints Inclusive Capital Partners’ Patrick T. Halfmann to Board of Directors

MOREHEAD, Ky., March 7, 2022 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, announced today the appointment of Patrick T. Halfmann, CFA, to the AppHarvest Board of Directors as a director of the company and as a member of both the audit committee and the sustainability committee effective immediately.

Halfmann is a partner at the investment firm, Inclusive Capital, and is currently a director of Noodle Partners, Inc. and GreenStruxure. He has been working with AppHarvest since mid-2019 supporting the Inclusive Capital Partners investment in the company.

“I believe Patrick’s deep experience with high-growth companies and public company investing, combined with insights in ESG [environmental, social and governance], will support the company’s continued focus on scalable and sustainable growth,” said AppHarvest President and Board Member David Lee. “I expect Patrick’s institutional knowledge and continuity will be key advantages as the company forges a path to positive operating cashflow and brings three new farms online this year working to generate long-term shareholder value.”

“I look forward to working actively with the company’s inspired leadership team and board to continue to position AppHarvest as a leader in the burgeoning field of controlled environment agriculture,” said Halfmann.

Prior to joining Inclusive Capital at its inception, he was an associate at ValueAct Capital and also worked at Morgan Stanley with roles in investment banking and equity and fixed income research. Halfmann graduated summa cum laude from the University of Vermont with a B.S. in Business Administration and is a CFA charterholder.

Halfmann fills a board seat vacated by Jeff Ubben, Founder & Managing Partner of Inclusive Capital, who is rotating off the board. "Jeff's leadership and expertise helped us lay a solid foundation for building a resilient business as we remain in hypergrowth mode expanding the farm network this year," said Jonathan Webb, Founder & CEO of AppHarvest.

AppHarvest is on track to quadruple its farm network and diversify its crops to include berries and salad greens by year-end. The 15-acre Berea, Ky., salad green facility is approximately 79% complete. The 60-acre Richmond, Ky., tomato facility is approximately 68% complete, and the 30-acre Somerset, Ky., berry facility is approximately 55% complete. The company expects to ramp up each facility with a phased approach that brings on additional productive acreage over time, starting with the Berea facility this summer.

AppHarvest’s flagship 60-acre Morehead, Ky. farm has been harvesting since January 2021, and its tomatoes have been sold in more than 1,000 stores and restaurants.

About AppHarvest

AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, designed to grow non-GMO, chemical pesticide-free produce, using up to 90 percent less water than open-field agriculture and only rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with world-class technology including artificial intelligence and robotics to improve access for all to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit https://www.appharvest.com/.

Exhibit 99.1
About Inclusive Capital Partners

Inclusive Capital Partners, L.P. (“In-Cap”) is an SEC-registered Investment Adviser based in San Francisco, California. In-Cap seeks to positively leverage capitalism and governance in pursuit of a healthy planet and the well-being of its inhabitants. In-Cap seeks superior long-term shareholder value through active partnerships with companies whose core businesses either contribute to this pursuit or who are transforming their businesses to become more sustainable.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the second season harvest, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Annual Report on Form 10-K filed with the SEC by AppHarvest on March 1, 2022, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this news release. Accordingly, undue reliance should not be placed upon the forward-looking statements.